Exhibit 21

Name                                     Jurisdiction of Incorporation or Organization
------------------------------------     ---------------------------------------------
Arrow Engine Company                     Delaware
Beaumont Bolt & Gasket, Inc              Texas
BDC Industries S.A. de C.V.              Mexico
Canadian Gasket and Supply, Inc.         Ontario, Canada
Cequent Towing Products, Inc.            Delawara
Cequent Trailering Product, Inc.         Delaware
Commonwealth Disposition LLC             Delaware
Compac Corporation                       Delaware
Consumer Products, Inc                   Wisconsin
Cuyam Corporation                        Ohio
Di-Rite Company                          Ohio
Draw-Tite (Canada) Ltd.                  Ontario, Canada
Englass Group Limited                    United Kingdom
Entegra Fastener Corporation             Delaware
Gruppo Tov S.r.l                         Italy
HammerBlow Acquisition Corpration        Delaware
HammerBlow Corporation                   Wisconsin
HammerBlow, LLC                          Delaware
HBC de Mexico, S.A. de C.V.              Mexico
Heinrich Stolz GmbH                      Germany
Hidden Hitch Acquisition Company         Delaware
Hidden Hitch of Canada, Inc.             Ontario, Canada
Highland Group Industries                Ohio
Hitch `N Post, Inc.                      Delaware
Industrial Bolt & Gasket, Inc.           Louisiana
James Walker J.V.                        United Kingdon
James Walker Lamons JV Limited           United Kingdom
Keo Cutters, Inc.                        Michigan
K.S. Disposition, Inc.                   Michigan
Lake Erie Screw Corporation              Ohio
Lamons Metal Gasket Co.                  Delaware
Louisiana Hose & Rubber Co.              Louisiana
MetaldyneLux S.a.r.l.                    Luxembourg
Monogram Aerospace Fasteners, Inc.       Delaware
Netcong Investments, Inc.                New Jersey
NI Foreign Military Sales Corp.          Delaware
NI Industries, Inc.                      Delaware
NI West, Inc.                            California
Norris Cylinder Company                  Delaware
Norris Environmental Services, Inc.      California
Norris Industries, Inc.                  California
Plastic Form, Inc.                       Delaware
Reese Products of Canada Ltd.            Ontario, Canada
Reska Spline Products, Inc.              Michigan
Richards Micro-Tool, Inc.                Delaware

Rieke Corporation                        Indiana
Rieke Leasing Co., Incorporated          Delaware
Rieke of Indiana, Inc.                   Indiana
Rieke of Mexico, Inc.                    Delaware
Rieke Packaging Systems Iberica, S.L.    Spain
Rieke Packaging Systems Limited          United Kingdom
Rola Roof Rack Pty. Ltd.                 Australia
Roof Rack Industries Pty. Ltd.           Australia
Tekonsha Towing Systems, Inc.            Michigan
Top Emballage S.A.                       France
TriMas Company LLC                       Delaware
TriMas Corporation Limited               United Kingdom
TriMas Corporation Pty. Ltd.             Australia
TriMas Export, Inc.                      Barbados
TriMas Fasteners, Inc.                   Delaware
TriMas Services Corp.                    Delaware
TSPC, Inc.                               Nevada